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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: May 23, 2006


                               Simtek Corporation
               (Exact Name of Registrant as Specified in Charter)


          Colorado                     0-19027                   84-1057605
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)              Identification #)



              4250 Buckingham Dr. #100, Colorado Springs, CO 80907
                     (Address of Principal Executive Office)



                                 (719) 531-9444
              (Registrant's telephone number, including area code)



[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








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Item 1.01  Entry into a Material Definitive Agreement.

     On May 23, 2006, Simtek Corporation (the "Company") entered into a preliminary agreement with Ronald Sartore, a director of the Company, whereby Mr. Sartore would provide certain consulting services with respect to new nvSRAM-based product definitions and other engineering-related matters at the Company. Although the Company has not yet entered into a definitive written agreement with Mr. Sartore (and neither party has agreed to all terms of Mr. Sartore's engagement), the Company anticipates doing so in the near future and intends to amend this Form 8-K upon entering into such definitive written agreement to disclose the material terms of such definitive written agreement. The Company anticipates that it will engage Mr. Sartore for a period of approximately 13 weeks (four days per week) and expects to compensate Mr. Sartore $1,400 per day for his services.



Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management's current expectations about the Company and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied in the applicable statements.




































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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SIMTEK CORPORATION


                                   By: /s/ Harold Blomquist
                                       -----------------------------------------
                                       Harold Blomquist, Chief Executive Officer



May 30, 2006
















































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